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Exhibit 10.1

SECOND AMENDMENT TO THE
FIRST AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
SL GREEN OPERATING PARTNERSHIP, L.P.

        This Second Amendment is made as of May        , 2002 for the purpose of amending the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), dated as of August 20, 1997, as amended by the First Amendment thereto, dated as of May 14, 1998 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

        WHEREAS, pursuant to Section 14.1.D of the Agreement, SL Green Realty Corp., as General Partner, with the consent of affected Limited Partners, may amend the Agreement to provide that certain Limited Partners will have the obligation, upon the liquidation of their interests in the Partnership, to restore to the Partnership the amounts of their negative Capital Account balances, if any; and

        WHEREAS, the General Partner has determined that such an amendment pursuant to Section 14.1.D is desirable; and

        WHEREAS, the undersigned Limited Partners are hereby consenting to such amendment.

        NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

        1.    The list of the Exhibits to the Agreement is hereby amended by adding thereto the following:

EXHIBIT F
RECOURSE AMOUNTS

        2.    Article I of the Agreement is hereby amended by adding the following defined terms:

          "Aggregate LP Recourse Amount" means the sum of the Recourse Amounts of all Recourse Partners.

          "Modified Adjusted Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereto (i) increased by any amounts which such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704- 1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

          "Partnership Recourse Debt Amount" means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

          "Recourse Amount" means, with respect to any Partner, the amount (if any) specified on Exhibit F with respect to a Partner, as such Exhibit F may be amended from time to time.

          "Recourse Partner" means a Limited Partner that has agreed to be included as such on Exhibit F and to thereby be obligated, upon the liquidation of its interest in the Partnership, to restore to the Partnership an amount of its negative Capital Account balance, if any, as determined under Section 13.3.

          "Recourse Debt Percentage" means, for any Recourse Partner, the percentage of the Aggregate LP Recourse Amount represented by such Recourse Partner's Recourse Amount.

        3.    Sections 6.1.A and 6.1.B of the Agreement are hereby amended to provide as follows (with additions in italics):

          A.    Net Income.    After giving effect to the special allocations set forth in Section 1 of  Exhibit C hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner, on a cumulative basis, pursuant to the last sentence of Section 6.l.B below exceed Net Income previously allocated to the General Partner, on a cumulative basis, pursuant to this clause (i) of Section 6.l.A; (ii) second, to the Recourse Partners until each Recourse Partner has been allocated, on a cumulative basis, pursuant to this clause (ii) of Section 6.1.A, Net Income equal to the amount of any prior allocations of Net Losses to such Recourse Partner, on a cumulative basis, pursuant to Section 6.1.B(v) below (pro rata in proportion to the respective percentages of cumulative Net Losses allocated to all Recourse Partners pursuant to Section 6.1.B(v) below); (iii) third, to the General Partner until the General Partner has been allocated, on a cumulative basis, pursuant to this clause (iii) of Section 6.1.A, Net Income equal to the amount of any prior allocations of Net Losses to the General Partner, on a cumulative basis, pursuant to Section 6.1.B(iv) below; (iv) fourth, with respect to classes of Partnership Interests that are entitled to any preference in distribution, on a class by class basis, Net Income equal to the amount of any prior allocations of Net Losses to such classes pursuant to Section 6.1(B)(iii) below, in the reverse order in which each such class was allocated such Net Losses (and, within each such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made); (v) fifth, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (v) (or its predecessor), Net Income equal to the sum of the amount of distributions received with respect to such Partnership Interests pursuant to clause (i) of Section 5.1.B hereof and the amount of any prior allocations of Net Losses to such class of Partnership Interests pursuant to Section 6.1.B(i) below (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made); and (vi) sixth, with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made).

          B.    Net Losses.    After giving effect to the special allocations set forth in Section 1 of  Exhibit C hereto, Net Losses shall be allocated (i) first, to the holders of any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of any such class of Partnership Interests to the extent that any prior allocations of Net Income to such class of Partnership Interests pursuant to Section 6.1.A(v) above (or its predecessor) exceed, on a cumulative basis, distributions with respect to such Partnership Interests pursuant to clause (i) of Section 5.1.B hereof (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made); (ii) second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made), provided that, Net Losses shall not be allocated to any Limited Partner pursuant to this clause (ii) of Section 6.1.B to the extent that such allocation would cause such Limited Partner to have a deficit Modified Adjusted Capital Account balance (or increase any existing deficit Modified Adjusted Capital Account balance) (calculated without regard to any interest such Limited Partner may have in Partnership Interests that are entitled to any preference distribution) at the end of such taxable year (or portion thereof); (iii) third, with respect to classes of Partnership Interests that are entitled to any preference in distribution, on a class by class basis in the reverse priority in which each such class is entitled to distributions (and, within each such class, pro rata in proportion to the respective interests in such class as of the last day of the period for which such allocation is being made), provided that, Net Losses shall not be allocated to any Partner pursuant to this clause (iii) of Section 6.1.B to the extent that such allocation would cause such Partner to have a deficit Modified Adjusted Capital Account balance (or increase any existing deficit Modified Adjusted Capital Account Balance) at the end of such taxable year (or portion thereof); (iv) fourth, to the General Partner until the General Partner's deficit Modified Adjusted Capital Account balance is equal to the excess, if any, of the Partnership Recourse Debt Amount over the Aggregate LP Recourse Amount; and (v) fifth, to the Recourse Partners, pro rata in proportion to their respective Recourse Debt Percentages, until each such Recourse Partner's deficit Modified Adjusted Capital Account balance shall equal such Recourse Partner's Recourse Amount. All Net Losses in excess of the limitations set forth in this Section 6.l.B shall be allocated to the General Partner.

        4.    Section 13.3 of the Agreement is hereby amended and restated to provide as follows (with additions in italics):

          Subject to Section 13.4 below, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner other than a Recourse Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered to be a debt owed to the Partnership or owed to any other Person for any purpose whatsoever.

          If at such time as the Partnership (or any Recourse Partner's interest therein) is "liquidated" within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), a Recourse Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Recourse Partner shall be obligated to contribute cash to the capital of the Partnership in an amount equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero (determined after applying the provisions of Regulations Section 1.704- 1(b)(2)(iv)(f) so as to adjust, for this purpose, each such Partner's Capital Account balance for the full amount of such Partner's unrealized gains and losses on a fair market value basis) or (ii) such Partner's Recourse Debt Percentage multiplied by the Partnership Recourse Debt Amount. Such obligation shall be for the benefit of the Partnership, the General Partner, the creditors of the Partnership and any other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner (in its capacity as general partner of the Partnership or as guarantor of any debts, liabilities or obligations owed by the Partnership) and shall be enforceable by such parties. No Recourse Partner shall have any right of subrogation, reimbursement or contribution or any similar right to which it might otherwise be entitled as the result of its performance of such obligation, whether such right arises with respect to the Partnership, another Partner or a third party. Any such contribution required of a Recourse Partner hereunder shall be made on or before the later of (i) the end of the Partnership Year in which the interest of such Partner is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. Notwithstanding any provision hereof to the contrary, all amounts so contributed by a Recourse Partner to the capital of the Partnership shall, upon the liquidation of the Partnership under Article XIII, be paid only to any then creditors of the Partnership, including Partners that are Partnership creditors (in the order provided in Section 13.2 hereof), and shall not be distributed to the other Partners then having positive balances in their respective Capital Accounts. After the death of a Recourse Partner, the executor of the estate of such Recourse Partner may elect to succeed to all or a portion of the deficit Capital Account restoration obligation of such Recourse Partner pursuant to this Section 13.3. Such election may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such Recourse Partner a written notice setting forth the portion, if any, of the Recourse Amount of the deceased Recourse Partner to which such executor agrees to succeed. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in the deceased Recourse Partner's Capital Account is negative at such time), then such Recourse Partner's estate (and the beneficiaries thereof who receive distribution of Partnership Interests therefrom) shall not succeed to the Recourse Amount of the deceased Recourse Partner. Any Recourse Partner which is itself a partnership may elect, after the death of any of its respective partners (including indirect partners who hold indirect interests through other partnerships), to reduce (or eliminate) the portion of its deficit Capital Account restoration obligation pursuant to Section 13.3 attributable to such deceased partner by delivering a written notice to such effect to the General Partner within the time period specified above. Any such partnership which does not make any such timely election shall continue to have the same Recourse Amount as it had previously.

          In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

        5.    Section 14.1.D. of the Agreement is hereby amended by restating the last sentence of the first paragraph to provide as follows (with additions in italics):

          Moreover, this Agreement may be amended by the General Partner to provide that certain Limited Partners have the obligation, upon liquidation of their interests in the Partnership (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)), to restore to the Partnership the amounts of their negative Capital Account balances, if any, for the benefit of creditors of the Partnership or Partners with positive Capital Account balances or both, together with any necessary corresponding amendments (including corresponding amendments to Sections 6.1.A, 6.1.B, Exhibit C and Exhibit F), with the consent of only such Limited Partners and of any other Limited Partners already subject to such a restoration obligation whose restoration obligation may be affected by such amendment, provided that, the mere addition of any Limited Partner to Exhibit F or change in the Recourse Amount for any Limited Partner shall not require the consent of any other Limited Partner.

        6.    The attachment hereto shall be added to the Agreement as Exhibit F.

        7.    This Second Amendment may be executed in counterparts.

        8.    Except as expressly modified by the foregoing, the Agreement remains in full force and effect.

        IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Agreement.

GENERAL PARTNER:
SL GREEN REALTY CORP.
By:
Stephen L. Green Chief Executive Officer
LIMITED PARTNERS:
EBG MIDTOWN SOUTH CORP.
by
Stephen L. Green, President
Benjamin P. Feldman
Sheldon Lowe
MIAMI CORP.
by
Sheldon Lowe, President
Stanley Nelson
NORTHWEST PARTNERS
by
, General Partner
Louis A. Olsen
PLR ASSOCIATES
by
, General Partner
Nancy Ann Peck
673 FIRST REALTY CORP.
by
Stephen. L. Green, President

EXHIBIT F
RECOURSE AMOUNTS

Recourse Partner	Recourse Amount	Recourse Debt Percentage
EBG Midtown South Corp.	135,000	1.49%
Benjamin P. Feldman	600,000	6.61%
Sheldon Lowe	4,375,000	48.24%
Miami Corp.	125,000	1.38%
Stanley Nelson	1,450,000	15.99%
Northwest Partners	1,925,000	21.22%
Louis A. Olsen	75,000	0.83%
PLR Associates	175,000	1.93%
Nancy Ann Peck	175,000	1.93%
673 First Realty Corp.	35,000	0.38%

Aggregate LP Recourse Amount	$9,070,000	100.00%

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  Exhibit 10.1
SECOND AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SL GREEN OPERATING PARTNERSHIP, L.P.
EXHIBIT F
EXHIBIT F RECOURSE AMOUNTS